UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2009

All State Properties Holdings, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-12895	59-2399204
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

360 Main Street P.O. Box 518 Washington, VA 22747

(Address of Principal Executive Office) (Zip Code)

540-675-3149

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 5, 2009 Joseph Meuse was appointed by the Board of Directors to serve as a Director. The Board also appointed Mr. Meuse as the President and Secretary of the Company.   As well, Garry McHenry resigned from his position as Director, President and Secretary of the Company on February 5, 2009 and his resignation was accepted by the Board.

Set forth below is certain biographical information regarding the new Director and Officer:

Joseph Meuse:  Director, President and Secretary of the Company.

Joseph Meuse, age 38, resides in Warrenton, VA.  Mr. Meuse has been involved with corporate restructuring since 1995.  He is the Managing Member of Belmont Partners, LLC and previously a Managing Partner of Castle Capital Partners. Additionally, Mr. Meuse maintains a position as a Board member of the following corporations: Grand Niagara Mining and Development Company, Retail Holdings, Inc., NuOasis Laughlin, Inc., Big Red Gold, Inc., PacWest Transfer, LLC, Global Filings, Network Capital, Inc. and Heroes, Inc. Mr. Meuse attended the College of William and Mary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

All State Properties Holdings, Inc.

Date February 5, 2009	By:	/s/Joseph Meuse
Joseph Meuse
Director